INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We consent to the use in this Registration Statement of Danskin, Inc. on Form S-1 of our report dated March 14, 1997 (except for Note 11 for which the date is March 27, 1997 and except for Note 2 - Loss Per Common Share for which the date is March 6, 1998), included in the Annual Report on Form 10-K of Danskin, Inc. for the year ended December 27, 1997, and to the use of our report dated March 14, 1997 (except for Note 11 for which the date is March 27, 1997 and except for Note 2 - Loss Per Common Share for which the date is March 6, 1998), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 14, 1997 (except for Note 11 for which the date is March 27, 1997 and except for Note 2 - Loss Per Common Share for which the date is March 6, 1998) relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York
April 28, 1998